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                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                                HF BANCORP, INC.


                   HEMET FEDERAL SAVINGS AND LOAN ASSOCIATION


                                       AND


                         PALM SPRINGS SAVINGS BANK, FSB





                             DATED AS OF MAY 9, 1996









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      This is an AGREEMENT AND PLAN OF MERGER, dated as of the 9th day of May
1996 (this "Agreement"), by and among HF Bancorp, Inc., a Delaware corporation (the "Purchaser"), Hemet Federal Savings and Loan Association, a federally chartered stock savings and loan association and a wholly-owned subsidiary of the Purchaser (the "Bank"), and Palm Springs Savings Bank, FSB, a federally chartered stock savings bank (the "Seller").


                            INTRODUCTORY STATEMENT

      The boards of directors of the Purchaser, the Bank and the Seller have approved, and deem it advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein.

      The Purchaser, the Bank and the Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.

      In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                   ARTICLE I

                                  THE MERGER

      SECTION 1.01 STRUCTURE OF THE MERGER. The Purchaser will cause an interim federal savings association ("Interim") to be organized as a wholly owned subsidiary of the Bank. On the Effective Date (as defined in Section 7.01), Interim will merge (the "Merger") with and into the Seller, with the Seller being the surviving entity (the "Surviving Bank"), pursuant to the provisions of, and with the effect provided in, the rules and regulations of the Office of Thrift Supervision ("OTS") and pursuant to the terms and conditions of a plan of merger to be entered into between Interim and the Seller in the form attached hereto as Exhibit A. The Merger shall not be effective unless and until approved by the OTS. The separate corporate existence of Interim shall thereupon cease. The Surviving Bank shall continue to be governed by the laws of the United States and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time (as defined in Section 7.01), the federal charter and bylaws of the Seller shall be amended in their entirety to conform to the federal charter and bylaws of Interim in effect immediately prior to the Effective Time and shall become the federal charter and bylaws of the Surviving Bank. At the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Bank. At the Effective Time, all assets and property of Interim and the Seller shall immediately, without any further act, become the property of the Surviving Bank to the same extent as they were property of the Interim and the Seller prior to the Effective Time, and the Surviving Bank shall be a continuation of the entity that absorbed Interim and Seller. All rights and obligations of Interim and the Seller shall remain unimpaired, and the Surviving Bank shall, upon the Effective Time, succeed to all those rights and obligations.

      SECTION 1.02  EFFECT ON OUTSTANDING SHARES.

      (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of the Seller's common stock, par value $2.50 per share (the "Seller Common Stock") issued and outstanding at the Effective Time other than (i) shares held directly or indirectly by the Purchaser (other than shares held in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties or in satisfaction of a debt previously contracted), (ii) shares held as treasury stock of the Seller and unallocated shares held in the Seller's stock option plans, and (iii) Dissenting Seller Shares, as defined in Section 1.02(c), shall become and be converted into the right to receive $14.375 in cash without interest (the "Merger Consideration"). As of the Effective Time, each share of Seller Common Stock held directly or indirectly by the Purchaser (other than shares held in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties or in satisfaction of a debt previously contracted) and each share of Seller Common Stock held as treasury stock of the Seller and any shares held in the Seller's stock option plans not disclosed on Disclosure Schedule 2.01(b)(i), shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

      (b) The shares of common stock of Interim issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Bank after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Bank.

      (c) If there are holders of Seller Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting Seller Shares") pursuant to the rules and regulations promulgated by the OTS (the "OTS Regulations"), the following provisions will govern payments to be made in respect of Dissenting Seller Shares:

            (i) All payments in respect of Dissenting Seller Shares, if any, will be made directly by the Bank.

            (ii) Dissenting Seller Shares, if any, will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to
                  Section 1.02(a) hereof.



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


SECTION 1.03  EXCHANGE PROCEDURES.

      (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of Seller Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration in cash without interest.

      (b) At or before the Effective Time, the Purchaser shall have available an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to Section 1.02.

      (c) As soon as practicable but not later than five (5) business days after the Effective Time, the Purchaser shall cause the bank or trust company selected by the Purchaser as exchange agent (the "Exchange Agent"), to mail or deliver to each holder of record of a Certificate or Certificates the following:
(1) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent; and (2) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate or Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate or Certificates shall be entitled to promptly receive in exchange therefore a check in an amount equal to the product of the Merger Consideration and the number of shares of Seller Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be cancelled.

            No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of the Seller, payment of the Merger Consideration may be issued to the transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of the Purchaser and the Exchange Agent
(i) to evidence and effect such transfer, and (ii) to evidence that all applicable stock transfer taxes have been paid.

      (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Seller of any shares of Seller Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Purchaser, the Bank or the Surviving Bank, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.03.

      (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof held by the Exchange Agent that remains unclaimed by shareholders of the Seller for 12 months after the Effective Time shall be repaid by the Exchange Agent to the Purchaser if not already so repaid. Any shareholders of the Seller who have not complied with this Section 1.03 shall look only to the Purchaser for payment of their Merger


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Consideration deliverable in respect of each share of Seller Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of the Purchaser, the Surviving Bank, the Seller or any other person shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Purchaser, the posting by such person of a bond in such amount as the Purchaser may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Purchaser or Exchange Agent at the direction of the Purchaser will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

      (g) The Purchaser and the Bank are hereby authorized to adopt additional policies and procedures with respect to the matter referred to in this Section
1.03 not inconsistent with the provisions of this Agreement and which do not adversely affect the stockholders of Seller.

      SECTION 1.04 OPTIONS. Immediately prior to the Effective Time, Seller shall cause each holder of an option, which is set forth on Disclosure Schedule 2.01(b)(i), of Seller Common Stock, and which is outstanding and exercisable immediately prior to the Effective Time ("Seller Options") to "cash-out" such options as described in this Section 1.04. No options other than those set forth on Schedule 2.01(b)(i) shall be "cashed out." Seller shall pay each such option holder an amount in cash computed by multiplying (i) any positive difference obtained by subtracting (x) the per share exercise price applicable to such option from (y) the per share amount of the Merger Consideration by (ii) the number of shares of Seller Common Stock subject to such option. Seller shall make such payments prior to the Effective Time.

      SECTION 1.05 BANK MERGER. The Surviving Bank and the Bank shall enter into a plan of merger attached hereto as Exhibit B (which shall be a plan of complete liquidation and dissolution of the Surviving Bank for purposes of Sections 332(a) and 337(a) of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to which the Surviving Bank will be merged with and into the Bank immediately after the Effective Time pursuant to and with the effect set forth in the OTS Regulations (the "Bank Merger"). The documentation relating to the Bank Merger shall provide that the directors of the Bank as the surviving entity of the Bank Merger shall be all of the respective directors of the Bank immediately prior to such merger, except as otherwise provided in Section 4.12. Following the Bank Merger, the retail branch system of Seller existing immediately prior to the Effective Date shall be run as a division of the Bank.

      SECTION 1.06 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Purchaser, with the consent of the Seller, which consent shall not be unreasonably withheld, may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to


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


the Seller and its stockholders or to holders of options to purchase Seller Common Stock as a result of such modification; (ii) the consideration to be paid to holders of Seller Common Stock or Seller Options under this Agreement is not thereby reduced in amount because of such modification; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

      SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants the following to the Purchaser and the Bank that, except as specifically disclosed in a letter of the Seller delivered to the Purchaser prior to the execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such letter, as amended from time to time in the manner provided for in Section 4.11 hereof, the "Disclosure Schedule"):

      (A)   ORGANIZATION.
            ------------

            (i) The Seller is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America, the deposits of which are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided by the FDIC. Each Subsidiary, as defined in Section 2.01(a)(ii), of the Seller is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The minute books of the Seller and of each Subsidiary accurately record, in all material respects, all material corporate actions of its stockholders and Board of Directors (including Committees thereof). Prior to the execution of this Agreement, Seller has delivered to Purchaser true and correct copies of the charter and bylaws of Seller and of each Subsidiary, as in effect on the date hereof. Each of the Seller and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for such failure to qualify or be in such good standing which, when taken together with all such failures, would not have a Material Adverse Effect (as such term is defined in Section 2.01(h)) on the Seller.

            (ii) The Disclosure Schedule 2.01(a) sets forth all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership, in which the Seller owns, directly or indirectly other than ownership interests held as collateral security for loans, 5% or more of the ownership interests ("Subsidiary") as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization. Except as set forth in the Disclosure Schedule 2.01(a), the Seller owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No


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Subsidiary of the Seller is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Seller or by another Subsidiary of the Seller are fully paid, nonassessable and not subject to any preemptive rights and, except as set forth in the Disclosure Schedule 2.01(a), are owned by the Seller or a Subsidiary of the Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares so held.

      (B)   CAPITAL STRUCTURE.
            -----------------

            (i) The authorized capital stock of the Seller consists of four million (4,000,000) shares of Seller Common Stock, par value $2.50 per share, one million (1,000,000) shares of preferred stock, par value $2.50 per share (the "Seller Preferred Stock"). As of the date of this Agreement: (A)1,130,946 shares of Seller Common Stock were issued and outstanding, (B) 145,150 shares of Seller Common Stock were subject to stock options, (C) zero (0) shares of Seller Preferred Stock were issued and outstanding, and (D) 0 shares of Seller Common Stock were held by the Seller as Treasury Shares or by its Subsidiaries. All outstanding shares of Seller Common Stock and Seller Preferred Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Disclosure Schedule 2.01(b) sets forth a complete and accurate list of all options to purchase Seller Common Stock that are outstanding, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

            (ii) As of the date of this Agreement, except for this Agreement and as set forth in Disclosure Schedule 2.01(b), neither the Seller nor any of its Subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Seller or any of its Subsidiaries or obligating the Seller or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any of its Subsidiaries.

            (iii) To the best of Seller's knowledge, except as disclosed in Disclosure Schedule 2.01(b), no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner of 5% or more of the outstanding shares of Seller Common Stock.

      (C)   AUTHORITY. The Seller has all requisite power and authority to enter
            ---------
into this Agreement and, subject to receipt of approvals from regulatory agencies referred to in Section 2.01(g)(ii) and 2.01(l), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated


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hereby have been duly authorized by all necessary action on the part of the
Seller. Subject to receipt of the foregoing approvals, this Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by each of the Purchaser and the Bank, constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

      (D)   SHAREHOLDER APPROVALS. The affirmative vote of two-thirds of the
            ---------------------
outstanding shares of Seller Common Stock for approval of this Agreement is the only shareholder vote required for Seller's approval of the Agreement and consummation of the Merger and the other transactions contemplated hereby.

      (E) NO VIOLATIONS. Subject to approval of this Agreement by the regulatory agencies referred to in Section 2.01(g)(ii) and 2.01(l), the execution, delivery and performance of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.01(s)), rule or regulation or any judgment, decree, order, writ or injunction, or any governmental permit or license, or agreement, indenture or instrument of the Seller or any Subsidiary of the Seller or to which the Seller or any of its Subsidiaries (or any of their respective properties or assets) is subject which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect on the Seller, (ii) a breach or violation of, or a default under, the charter or articles of incorporation or bylaws of the Seller or any Subsidiary of the Seller, or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance (a "Lien") upon any of the properties or assets of the Seller or any Subsidiary of the Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan agreement or other agreement, license, lease, commitment or other instrument or obligation to which the Seller or any Subsidiary of the Seller is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Seller.

      (F)   CONSENTS. Except as referred to herein or in connection, or in
            --------
compliance, with the provisions of the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Seller of the Merger or the other transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not have a Material Adverse Effect on the Seller.



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      (G)   FINANCIAL STATEMENTS AND REPORTS.
            --------------------------------

            (i) As of their respective dates, neither the Seller's Annual Report on Form 10-K for the year ended December 31, 1995 nor any other document filed subsequent to December 31, 1995 (including documents specifically incorporated by reference therein), filed with the OTS (collectively, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made herein with respect to any exhibits to the Reports that are not specifically incorporated by reference therein. Each of the balance sheets of the Seller or its Subsidiaries contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in shareholders' equity and of cash flows of the Seller or its Subsidiaries, contained or specifically incorporated by reference in its Reports (including in each case any related notes and schedules), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. To the best knowledge of Seller, no event has occurred that would cause a normal year-end adjustment to the unaudited interim financial statements prepared prior to or as of the date hereof (including such statements as are reflected in the Seller's earnings press release with respect to the quarter ended March 31, 1996) that would be material in amount or effect and no such adjustment is reasonably likely to occur.

            (ii) The Seller and each of its Subsidiaries have each filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with
(A) the OTS, (B) the FDIC, (C) any state banking commission or other banking regulatory authority, or other Regulatory Agency as defined in Section 2.01(l), and (D) except as set forth in the Disclosure Schedules, the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

      (H)   ABSENCE OF CERTAIN CHANGES OR EVENTS. From December 31, 1995 to the
            ------------------------------------
date hereof, (i) the Seller and its Subsidiaries have not, except as set forth in Disclosure Schedule 2.01(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) since December 31, 1995, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had a Material Adverse Effect on the Seller. "Material Adverse Effect," means an effect that (A) is material and adverse to the business, assets, financial condition or results of operations of the Seller or the Purchaser and their respective Subsidiaries, as the context may dictate, taken as a whole, except for any material adverse effect caused by (i) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects federally chartered savings banks generally or (ii) any changes in generally prevailing market interest rates; or (iii) any changes that are a direct result of Seller's compliance with its obligations under Articles III and IV hereof; or (B) adversely affects the ability of the Seller or Purchaser, as the context may dictate, to consummate the transactions contemplated by this Agreement in a timely manner or to perform its material obligations under this Agreement.

      (I)   BUSINESS OF SELLER. Since December 31, 1995, Seller has conducted
            ------------------
its business only in the ordinary course. For purposes of the foregoing, Seller has not, since December 31, 1995, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Seller, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

      (J)   TAXES. All federal, state, local and foreign tax returns, as defined
            -----
below, required to be filed by or on behalf of the Seller or any of its Subsidiaries have been duly and timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired), except in cases where failure to file would not have a Material Adverse Effect on the Seller or its Subsidiaries. All taxes, as defined below, shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet (in accordance with GAAP). The latest audit examination of the Seller by the applicable taxing authority of the State of California was prior to 1989 and the latest audit examination of the Seller by the Internal Revenue Service was prior to 1989. As of the date of this Agreement, there is no audit examination, deficiency, claim or assessment, or refund litigation with respect to any taxes of the Seller or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on the Seller, and no claim or assessment that could reasonably be expected to result in a Material Adverse Effect on the Seller has been made by any authority in a jurisdiction where the Seller or any of its Subsidiaries do not file tax returns and the Seller or any such Subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.01(j), the Seller and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure Schedule 2.01(j),
(i) the Seller and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and (ii) the Seller and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986, as amended (the "Code") and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Seller.

      "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. "Tax Return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to Taxes.

      (K)   ABSENCE OF CLAIMS. Except as set forth in Disclosure Schedule 2.01
            -----------------
(k), Seller is not a party to any pending litigation, legal, administrative, arbitration or other proceeding, claims, actions, before any court or governmental agency ("Claim"), and Seller is not aware of any pending Claim, investigation, inquiry or controversy against Seller, any of its Subsidiaries, or to which Seller or any of its Subsidiaries' assets are subject, in either case which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or to materially hinder or delay consummation of the transactions contemplated hereby, and, to the Seller's knowledge, no such Claim has been threatened.

      (L)   ABSENCE OF REGULATORY ACTIONS. Except as set forth in Disclosure
            -----------------------------
Schedule 2.01(l), neither the Seller nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Regulatory Agency" or "Regulatory Agencies") which is currently in effect, nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking. In connection with the most recent examination of the Seller, Seller has not been informed or ordered by any Regulatory Agency, whether by written communication or otherwise, to amend or change in any material way Seller's Reports, accounting methods, methods of operation, or business practices, or to classify any loans not previously classified or to charge-off any loans, which classification or charge-off would have a Material Adverse Effect on Seller, or increase Seller's allowance for loan losses, or to take or discontinue any activity or action that would have a Material Adverse Effect on the Seller.

      (M)   AGREEMENTS.
            ----------

            (i) Except for this Agreement and except as disclosed in Disclosure Schedule 2.01(m), neither the Seller nor any of its Subsidiaries is a party to a written or, to the Seller's knowledge, oral (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business and customary real estate brokerage commissions in connection with the sale of REO) not terminable on thirty (30) days' or less notice, and providing for payments in excess of $25,000 per annum, (B) agreement with any director, executive officer or other key employee of the Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any director, executive officer or key employee of the Seller or any of its Subsidiaries providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (E) agreement containing covenants that limit the ability of the Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, the Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any Regulatory Agency), (F) instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Seller or any of its Subsidiaries is an obligor to any person, which instrument evidences or relates to indebtedness (other than deposits, repurchase agreements, bankers acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds") or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Effective Time to Purchaser, the Bank, or any of Purchaser's subsidiaries; (G) contract (other than this Agreement) limiting the freedom of Seller to engage in any type of banking or bank-related business permissible under law; or (H) agreement for investment banking services or services related to the sale, merger or acquisition of the Seller, except for the financial advisory services performed by Sandler O'Neill & Partners, L.P., the terms of which are described in Disclosure Schedule 2.01(r).

            (ii) All the contracts, plans, arrangements and instruments listed in Seller Disclosure Schedule 2.01(m) are in full force and effect on the date hereof and neither Seller nor, to the knowledge of Seller, any other party to any such contract, plan, arrangement or instrument, has breached any material provisions of, or is in default in any respect under any material term of, any such contract, plans, arrangement or instrument, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as otherwise described in Seller Disclosure Schedule 2.01(m), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Seller or any of its Subsidiaries may be liable (i) contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue benefits thereunder; (ii) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control of Seller;
(iii) provides for benefits which may cause the disallowance of a federal income tax deduction under the Code Section 280G; or (iv) requires Seller to provide a benefit in the form of Seller Common Stock or determined by reference to the value of Seller Common Stock.

            (iii) Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      (N)   LABOR MATTERS. Neither the Seller nor any of its Subsidiaries is a
            -------------
party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. Neither the Seller nor any of its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Seller aware of any strike, other labor dispute or organizational effort involving the Seller or any of its Subsidiaries that is pending or threatened.

      (O)   EMPLOYEE BENEFIT PLANS. Disclosure Schedule 2.01(o) contains a
            ----------------------
complete list of all employee or director pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, supplemental income, supplemental retirement, consulting, bonus, group insurance, key executive officer insurance, vacation and sick leave policies, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of the Seller or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws, including the qualification requirements of Section 401; neither the Seller nor any of its Subsidiaries has engaged in a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any penalties or taxes to the Seller or its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code. There is no pending or, to the Seller's knowledge, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by the Seller or any Subsidiary of the Seller to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan and except for amendments expressly described herein; and, except as set forth in Disclosure Schedule 2.01(o), the Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder. With respect to the Seller or any of its Subsidiaries, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Seller or any Subsidiary of the Seller to any person which is a "parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan other than a Pension Plan, or accelerate the time of payment or vesting of any such benefit under any plan, agreement or arrangement that specifically refers to changes in control of the Seller or under any written agreement entered into within one year prior to the Effective Time. With respect to each Employee Plan, the Seller has supplied to the Purchaser a true and complete copy of (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan. To the extent that any individual plan or arrangement described under this
Section 2.01 is not fully funded as described herein or otherwise does not completely meet representations made herein, such plan and its variance from the representation is set out on Disclosure Schedule 2.01(o).

      (P)   TITLE TO ASSETS. Except for the REO and except as set forth in
            ---------------
Disclosure Schedule 2.01(p), the Seller and each of its Subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties, except for liens, as defined below, or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Seller, as lessee, has the right under valid and existing leases of properties used by Seller in the conduct of its business to occupy and use all such properties that are leased by it as are now occupied and used by it. Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty.

      (Q)   COMPLIANCE WITH LAWS. The Seller and each of its Subsidiaries has
            --------------------
and has maintained in full force and effect all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies (each, a "Governmental Entity") that are in each case required in order to permit it to carry on its business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Seller or materially delay the Merger; to the knowledge of the Seller, no suspension or cancellation of any of such permits, licenses, certificates of authority, orders or approvals is threatened. The business of the Seller and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

      (R)   FEES. Except as set forth in Disclosure Schedule 2.01(r) and other
            ----
than financial advisory services performed for the Seller by Sandler O'Neill & Partners, L.P., the terms of which are set forth in Disclosure Schedule 2.01(r), neither the Seller nor any of its Subsidiaries, nor to Seller's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Seller or any Subsidiary of the Seller, in connection with this Agreement or the transactions contemplated hereby.

      (S)   ENVIRONMENTAL MATTERS.
            ---------------------

            (i) Except as set forth in Disclosure Schedule 2.01(s) with respect to the Seller and each of its Subsidiaries:

                  (A) Each of the Seller and its Subsidiaries, and to the knowledge of the Seller, the Properties (as defined below) are, and have been, in substantial compliance with all applicable Environmental Laws (as defined below) except for such non-compliance as, individually or in the aggregate, would not reasonably have a Material Adverse Effect on the Seller;

                  (B) There is no judicial or administrative proceeding pending or, to the knowledge of the Seller, threatened against it or any of its Subsidiaries (x) for alleged noncompliance (including by any predecessor) with, or liability under, any applicable Environmental Law or (y) relating to the Release (defined below) into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries which, individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Seller;

                  (C) There is no judicial or administrative proceeding pending or to the knowledge of the Seller threatened against the Seller or any of its Subsidiaries in respect of any Property (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on such Property which, individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Seller;

                  (D) The properties currently or to the knowledge of the Seller, formerly owned or operated by the Seller or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under such properties, and buildings thereon or, to the knowledge of the Seller, (without having done any independent investigation adjacent to such properties) do not contain any Hazardous Material other than as permitted under applicable Environmental Law, the presence of which, individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Seller;

                  (E) None of the Seller or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state or local governmental entity or any third party relating to a Release or a threatened Release of Hazardous Materials or Remediation (defined below) thereof or indicating that it may be in violation of, or liable under, any applicable Environment Law;

                  (F) During the period of (x) the Seller or any of its Subsidiaries' ownership or operation of any of their respective current properties, or (y) to the knowledge of the Seller, its or any of its Subsidiaries' holding of a security interest in a Property, there has been no Release of Hazardous Material in, on, under, or to the knowledge of the Seller, affecting or migrating to such properties, which could have a Material Adverse Effect on the Seller. To the knowledge of the Seller prior to the period of (A) the Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, or (B) the Seller's or any of its Subsidiaries' holding of a security interest in a Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property that is reasonably likely to have a Material Adverse Effect on the Seller; and

            (ii) The following definitions apply for purposes of this Section 2.01(s): (a) "Property" means any property owned by the Seller (or any of its Subsidiaries) or any property in which the Seller (or any of its Subsidiaries) has an ownership or possessory interest or with respect to which it holds a security interest, or which secures a loan in which the applicable party has a participation interest, including real estate owned ("REO") by the Seller, the branches or offices of the Seller or its Subsidiaries, REO owned by any Subsidiary and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (b) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree or injunction, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to employee health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including all judicial or legally binding administrative interpretations of Environmental Laws or applicable regulations. The term "Environmental Law" includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Authorization Act, the Federal Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Solid Waste Disposal Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the

Occupational Safety and Health Act of 1970, the Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the National Environmental Policy Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any present federal, state and local laws, statutes, ordinances, rules or regulations conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property or requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, in connection with transfer of title to or interest in property; (c) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic or radioactive or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, extremely hazardous wastes, or words of similar meanings or regulatory effect under any applicable Environmental Laws, including, but not limited to, oil or petroleum or any fraction thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl;
(d) "Release" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, dumping or disposing of Hazardous Materials; and (e) "Remediation" means but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation in each case relating to a Release or threatened Release of any Hazardous Materials.

      (T)   ALLOWANCE FOR LOAN LOSSES. In the Seller's reasonable judgment, the
            -------------------------
allowance for loan losses reflected in the Seller's audited statement of condition at December 31, 1995 was, and the allowance for loan losses shown on the balance sheets in its Reports for periods ending after December 31, 1995 have been and will be, adequate, as of the dates thereof, under GAAP applicable to federal savings banks and no Regulatory Agency has required or requested Seller to increase the allowance for loan losses since December 31, 1995. The Seller has disclosed to the Purchaser in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Seller and its Subsidiaries that have been classified as of March 31, 1996 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified, "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import. From and after the date hereof, the Seller promptly will provide the Purchaser with a copy of each quarterly classified asset report it provides to its Board of Directors. The REO included in any non-performing assets of the Seller or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value. Except as set forth in Disclosure Schedule 2.01(t), the Seller has received and maintains in its records with respect to classified assets and REO with book values (net of reserves) in excess of $500,000, current independent appraisals or current internal appraisals, in each case performed and prepared by a certified appraiser; provided, however, that "current" shall mean within 12 months.

      (U)   MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in the
            -------------------------------------
Seller's Proxy Statement for its 1996 Annual Meeting of Shareholders, a copy of which has been provided to Purchaser, to Seller's knowledge, no officer or director of the Seller, or any associate (as such term is defined in Rule 14a-1(a) under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its Subsidiaries that would be required to be disclosed under the Commission's Regulation S-K.

      (V)   INSURANCE. The Seller and its Subsidiaries are presently insured,
            ---------
and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of California would, in accordance with good business practice, customarily be insured. Each policy of insurance maintained by Seller as of the date hereof is set forth in Disclosure Schedule 2.01(v). Seller has not received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such insurance will be increased.

      (W)   INVESTMENT SECURITIES. Except for investments in Federal Home Loan
            ---------------------
Bank of San Francisco and Federal National Mortgage Association ("FNMA") stock, ownership of subsidiary shares except as set forth in Disclosure Schedule 2.01(b), the Seller does not nor do any of its Subsidiaries own or hold (other than as collateral security for loans) any equity securities or any security of or interest in any mutual fund or other similar investment vehicle which invests in equity securities. None of the investments reflected in the consolidated balance sheet of the Seller included in the Seller's Report on Form 10-K for the year ended December 31, 1995, and none of such investments with face value of in excess of $100,000 made by it or any of its Subsidiaries since December 31, 1995, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

      (X)   REGISTRATION OBLIGATIONS.  Neither the Seller nor any of its
            ------------------------
Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or the OTS Regulations.

      (Y)   BOOKS AND RECORDS. The books and records of the Seller and its
            -----------------
Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

      (Z)   CORPORATE DOCUMENTS. The Seller has delivered to the Purchaser true
            -------------------
and complete copies of its federal stock charter and bylaws, as amended to date, which are currently in full force and effect, and the certificate of incorporation and bylaws of each of its Subsidiaries.

      (AA)  COMMUNITY REINVESTMENT ACT COMPLIANCE. Seller is in substantial
            -------------------------------------
compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. As of the date of this Agreement, Seller has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Seller to fail to be in substantial compliance with such provisions.

      SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE BANK. The Purchaser and the Bank represent and warrant to the Seller that:

      (A)   CORPORATE ORGANIZATION AND QUALIFICATION.
            ----------------------------------------

            (i)    Purchaser. The Purchaser is a corporation duly incorporated,
                   ---------
validly existing and in good standing under the laws of the State of Delaware and is a savings and loan holding company duly registered under HOLA. The Bank is a stock savings association duly organized, validly existing and in good standing under the laws of the United States of America. The Purchaser and the Bank each has the requisite corporate power and authority to carry on its respective business as they are now being conducted and to own, lease and operate their respective properties and assets.

            (ii)   Interim. Interim will at the Effective Time be an interim
                   -------
savings association duly incorporated, validly existing and in good standing under the laws of the United States of America. Interim will not, prior to the Effective Time, engage in any business other than the transactions contemplated by this Agreement or have any obligations or liabilities other than its obligations hereunder.

      (B)   CAPITAL STRUCTURE. The authorized capital stock of the Purchaser
            -----------------
consists of 15,000,000 shares of common stock, par value $.01 per share ("Purchaser Common Stock"), and 2,000,000 shares of preferred stock, par value $.01 per share (the "Purchaser Preferred Stock"). As of the date of this Agreement, 6,612,500 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock were outstanding. The authorized capital stock of the Bank consists of 15,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of common stock of the Bank were outstanding, no shares of preferred stock of the Bank were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by the Purchaser. At the Effective Time, all the issued and outstanding capital stock of Interim will be owned by the Bank. All outstanding shares of capital stock of the Purchaser and the Bank are, and at the Effective Time will be, and all outstanding shares of capital stock of Interim at the Effective Time will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

      (C)   AUTHORITY. Each of the Purchaser and the Bank has the requisite
            ---------
power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Purchaser and the Bank and, assuming due execution and delivery by the Seller, is a valid and binding agreement of the Purchaser and the Bank enforceable against the Purchaser and the Bank in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity whether applied in a court of law or a court of equity.

      (D)   NO VIOLATIONS. The execution, delivery and performance of this
            -------------
Agreement by the Purchaser or the Bank do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Purchaser or the Bank or to which the Purchaser or the Bank (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on the Purchaser or the Bank, (ii) a breach or violation of, or a default under, the certificate of incorporation, charter or bylaws of the Purchaser, the Bank, Interim or any Subsidiary of the foregoing or
(iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Purchaser or the Bank under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Purchaser or the Bank is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Purchaser or the Bank.

      (E)   CONSENTS. Except as referred to herein or in connection, or in
            --------
compliance, with the provisions of the Securities Exchange Act of 1934, as amended, the HOLA, the Bank Merger Act, the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser or the Bank of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not have a Material Adverse Effect on the Purchaser or the Bank.

      (F)   ACCESS TO FUNDS. The Purchaser and the Bank at the Effective Time
            ---------------
will have all funds necessary to consummate the Merger and fulfill its obligations under the terms of this Agreement, including without limitation, its obligation to pay the aggregate Merger Consideration.

      (G)   ABSENCE OF CLAIMS. No litigation, proceeding or controversy before
            -----------------
any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Purchaser, the Bank or any of its Subsidiaries, which is reasonably likely, individually or in the aggregate, to materially hinder or delay consummation of the transactions contemplated hereby, and, to the best of the Purchaser's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

      (H)   ABSENCE OF REGULATORY ACTIONS. Neither the Purchaser nor any of its
            -----------------------------
Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Regulatory Agency, nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking which such directive, order, agreement or understanding would materially hinder or delay consummation of the transactions contemplated hereby.

      (I)   CORPORATE DOCUMENTS. The Purchaser has delivered to the Seller true
            -------------------
and complete copies of the certificate of incorporation, charter and bylaws as amended to date and currently in full force and effect of each of itself and the Bank and, prior to the Effective Time, will have delivered to the Seller true and complete copies of the charter and bylaws of Interim.

      (J)   FINANCIAL STATEMENTS. Purchaser has previously delivered, or will
            --------------------
deliver, to Seller the Purchaser's audited Financial Statements for the year ended June 30, 1995 and the Purchaser's unaudited Financial Statements for the quarter ended March 31, 1996. The Financial Statements of Purchaser have been prepared in conformity in all material respects with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein) throughout the periods covered by such statements, and fairly present in all materials respects the consolidated financial condition, results of operations, stockholders' equity, and cash flows of Purchaser as of and for the periods ending on the dates thereof, except for Purchaser's interim financial statements which are subject to normal year-end adjustments.

      (K)   ABSENCE OF KNOWLEDGE. As of the date hereof, neither the Bank nor
            --------------------
Purchaser knows of any reason why it would be unable to obtain all of the necessary approvals required in order to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Bank and Purchaser believe that, in light of its financial condition, it shall be able to obtain all such approvals, without the imposition of any burdensome term or condition.

      (L)   COMMUNITY REINVESTMENT ACT COMPLIANCE.  The Bank is in substantial
            -------------------------------------
compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. As of the date of this Agreement, the Bank has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause the Bank to fail to be in substantial compliance with such provisions.

      (M)   OTS PRESUMPTIVE DISQUALIFIERS.  Neither Purchaser, the Bank, nor any
            -----------------------------
Affiliate of Purchaser or the Bank, including any management official thereof, has engaged in any activity that would give rise to a presumptive disqualifier under 12 C.F.R. Section 574.7(g).


                                  ARTICLE III

                          CONDUCT PENDING THE MERGER

      SECTION 3.01 CONDUCT OF THE SELLER'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Seller shall: (i) conduct its business in the usual, regular and ordinary course consistent with prudent banking practice; (ii) use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (iii) not knowingly take any action which would materially and adversely affect or delay the ability of the Seller or the Purchaser to perform its covenants and agreements on a timely basis under this Agreement; (iv) not knowingly take any action which would materially and adversely affect or delay the ability of the Seller or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction; and (v) not knowingly take any action that results in or is reasonably likely to have a Material Adverse Effect on the Seller.

      SECTION 3.02 FORBEARANCE BY THE SELLER. Without limiting the covenants set forth in Section 3.01 hereof, except as otherwise provided by the Agreement and except to the extent required by law or regulation or by Regulatory Agencies, during the period from the date of this Agreement to the Effective Time, the Seller agrees to the following and shall not, without the prior written or oral consent of the Purchaser, which shall not be unreasonably withheld:

      (a) change any provision of the federal stock charter or bylaws of the Seller;

      (b) issue any shares of capital stock except pursuant to (i) the exercise of stock options or warrants outstanding as of the date hereof as set forth in the Disclosure Schedules and on the terms in effect on the date hereof; change the terms of any outstanding stock options or warrants or issue, grant or sell any option warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Seller; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend (except for the dividend declared prior to execution of this Agreement on April 22, 1996 to be paid on June 7, 1996 in the amount of $.03 per share), or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

      (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect and which have been described to the Purchaser, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of the Seller, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which have been described to Purchaser;

      (d) except to the extent required by law or specifically provided for elsewhere herein: increase in any manner the compensation or fringe benefits of any of its employees or directors including the payment of any cash bonuses, other than annual merit raises not to exceed 5% per annum for any employee with current annual compensation of $30,000 or less, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish or add to any trust or account related to any Employee Plan (as defined in Section 2.01(o)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any compensation or benefit other than the vesting of stock options set forth in Disclosure Schedule 2.01(b)(i); increase the costs to the Seller of any Employee Plan; hire any employee with an annual compensation in excess of $30,000, except in the ordinary course of business to replace employees, when such replacement employee is to perform similar services and be paid at a market competitive salary for such position, or enter into any employment contract; or make any discretionary contributions to any Employee Plan.

      (e) change its method of accounting as in effect at March 31, 1996, except as required by changes in GAAP as concurred in writing by the Seller's independent auditors;

      (f) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for the Bank's portfolio made in accordance with Section 3.02(g), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

      (g) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $1 million and final maturities not greater than five years, make any investment in any debt security, including mortgage-backed and mortgage related securities;

      (h) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and will not enter into any data servicing contract or other contract requiring payment of a fee for early termination;

      (i) settle any claim, action or proceeding involving any liability of the Seller for money damages in excess of $20,000 in the aggregate or material restrictions upon the operations of the Seller;

      (j) except in the ordinary course of business and in amounts less than $20,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

      (k) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) loans in amounts less than $500,000 underwritten in accordance with customary and ordinary banking practice and in accordance with the Seller's past practice; or (B) loans in amounts greater than $500,000, loan participations and loans or advances as to which the Seller has a legally binding obligation to make or enter into as of the date hereof; provided, however, that (i) Seller shall provide Purchaser with a copy of the loan write-up presented to its senior loan committee with respect to any new loan in excess of $500,000, loan participation or loans with balances less than $500,000 not underwritten in accordance with customary and ordinary banking practice and in accordance with Seller's past practice (collectively "New Loan") at the time such loan is presented to the senior loan committee ("Loan Write-Up"), and the Bank shall have the authority to reject any New Loan within three business days from the date a Loan Write-Up is received by the Bank; provided further that the Bank's rejection thereof must be reasonable in light of all relevant facts, including the Bank's lending philosophy

      (l) make, renegotiate, renew, increase, extend or purchase any loans, advances or commitments to directors, officers or other affiliated parties of the Seller, except made in the ordinary course of business on substantially the same terms, including interest rates and collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features;

      (m) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, in each case which are material, individually or in the aggregate, to the Seller;

      (n) incur any additional borrowings beyond those reflected in the financial statements included in the Seller's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, other than short-term (one year or less) Federal Home Loan Bank borrowings consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Seller in effect at the date hereof. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

      (o) make or commit to make any capital expenditures in excess of $20,000 in the aggregate from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

      (p) fail to maintain all its properties in reasonably good repair, order and condition no worse than on the date of this Agreement or fail to maintain insurance until the Effective Date upon all its properties and with respect to the conduct of its business in amount and kind as now in existence and, if not available at rates presently paid by it, in such amount and kind as would be appropriate in the exercise of good business judgment;

      (q) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of the Seller prior to the date of this Agreement and disclosed in writing to the Purchaser;

      (r) establish or make any new commitment relating to the establishment of any new branch or other office facilities;

      (s) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire a 10% or greater equity or voting interest in any firm, corporation or business enterprise; or

      (t) elect to the Board of Directors of Seller any person who is not a member of the Board of Directors of Seller as of the date of this Agreement.

The Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of the Seller's compliance with this Section 3.02.

      SECTION 3.03 CONDUCT OF THE PURCHASER'S AND THE BANK'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Purchaser shall not, and shall cause the Bank and its other Subsidiaries not to, (i) take any action that would cause the representations in Section 2.02 to fail to be true and accurate or that would materially affect the ability of the Purchaser and the Bank to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or (ii) knowingly take any action, other than action consistent with acting in the ordinary course of business consistent with prudent banking practice, which would materially adversely affect or delay the ability of the Seller, the Purchaser or the Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby. Except as expressly provided in this Agreement, Interim shall not conduct any business prior to the Effective Time.


                                  ARTICLE IV

                                  COVENANTS

      SECTION 4.01 ACQUISITION PROPOSALS. The Seller agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of the Seller or its Subsidiaries shall, and the Seller shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Seller) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of the Seller or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or except to the extent the Board of Directors of Seller determines in good faith, after consultation with counsel and other advisors, that such actions are necessary for the Board of Directors to exercise its fiduciary duties to shareholders, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Seller will (i) notify the Purchaser immediately if such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Seller after the date hereof, (ii) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and (iii) take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.01.

      SECTION 4.02  CERTAIN POLICIES OF THE SELLER; BALANCE SHEET.

      (a) At the request of the Purchaser, the Seller shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves and tax effects thereof) and investment and asset/liability management policies and practices after the date by which all of the following will have occurred: (i) Seller's shareholders approve this Agreement; (ii) receipt of all approvals from Regulatory Agencies with respect to the Merger, and (iii) all other conditions to the closing have occurred except for the lapse of any required waiting periods imposed and prior to the Effective Time, so as to be consistent on a mutually satisfactory basis with those of the Purchaser and GAAP; provided, that such policies and practices
(x) are consistent with all applicable laws and regulations, and (y) do not violate any law or regulation or cause the Seller to be other than well-capitalized as defined by the OTS. Additionally, immediately prior to the Effective

Date, the Seller must increase its allowance for loan losses by any amount requested by Purchaser.

      (b) Seller will cancel stock options for Seller Common Stock that are not set forth on Disclosure Schedule 2.01(b) prior to the Effective Date at no cost to Seller or Purchaser;

      (c) The Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken to conform to Purchaser's policies solely on account of this Section 4.02.

      SECTION 4.03  EMPLOYEES AND DIRECTORS.

      (a) All persons who are employees of the Seller immediately prior to the Effective Time (the Seller's Employees) shall, at the Effective Time, become employees of the Bank, respectively; provided, however, that in no event shall any of the Seller's Employees be officers of the Purchaser or the Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of the Purchaser or the Bank, respectively. Neither the Purchaser nor the Bank shall have any duty or obligation to continue to employ any of Seller's Employees beyond the Effective Date; provided, however, that Purchaser will consider retaining such persons after the Effective Time in positions for which they are qualified and during a six month period following the Effective Date will give Seller's Employees priority consideration in filling vacancies. All of Seller's employees who remain following the Effective Date shall be employees at will of the Bank. No contractual right to employment shall inure to such employees because of this Agreement. No employee of Seller will become a contractual employee of the Bank unless such contract is in writing and executed by the President and Chief Executive Officer of the Bank. Neither the Purchaser nor the Bank shall be liable or have any obligation whatsoever to pay any severance benefits to any of Seller's Employees. Neither the Purchaser nor the Bank shall have any obligation whatsoever to pay any accrued vacation benefits to any Seller's employees except to the extent required by California Labor Code ss.
227.3 (1995).

      (b) Each of Seller's Employees who remains employed by the Bank following the Effective Time (each, a "Continuing Employee") shall be entitled to participate in (i) such of the Purchaser's employee benefit plans, deferred compensation arrangements, stock option, bonus or incentive plans and other compensation and benefit plans that the Purchaser or the Bank may continue for the benefit of Continuing Employees following the Effective Time; and (ii) whatever employee benefit plans and other compensation and benefit plans that the Bank may maintain generally for the benefit of their respective employees, if such Continuing Employee shall be eligible under the generally applicable eligibility conditions thereof or selected for participation therein.

      (c) Seller shall take all settlor, administrative, legal and other actions required to terminate all Employee Plans which it offers so as to effect termination, to the extent possible in reasonable good faith on or before the Effective Date. This includes but is not limited to all actions required in good faith, (i) by the Board of Directors of Seller, (ii) all filings with the IRS including Form 5310 (with attachments and demonstrations), (iii) execution of any agreements with individuals whether employees, participants or beneficiaries of such Employee Plans, (iv) all recordkeeping, administrative or ministerial functions for the accomplishment of required actions under this section, (v) any other actions reasonably contemplated in the termination of such Employee Plans. To the extent such actions are not able to be completed in good faith, Seller shall provide a Schedule 4.03(c) describing the status of incomplete or missing actions required under this Section.

      (d) Seller shall cause immediately prior to the Effective Date, any employment, consulting, reimbursement or other agreement (the "Employment Agreements") between Seller and such named individuals on Disclosure Schedule 4.03(d) to be terminated without further liability for payments under such Employment Agreements on the part of Purchaser or Seller.

      (e) At the Effective Time, the Bank shall enter into an Addendum to the Change in Control Severance Compensation Agreement between the Seller and Mr. Stephen G. Hoffmann substantially in the form attached hereto as Exhibit C.

      SECTION 4.04  ACCESS AND INFORMATION.

      (a) From the date of this Agreement through the Effective Time, Seller shall afford to each of Purchaser and the Bank, and shall cause its Subsidiaries to afford to Purchaser and the Bank, and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, at reasonable business hours and after reasonable notice; and Purchaser and the Bank shall be provided with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel of Seller as they shall from time to time reasonably request. Each of Purchaser and the Bank agrees to conduct any such requests and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and consumer and employee relationships of Seller.

      (b) The Purchaser and Bank agree to treat as strictly confidential all information received from the Seller or its Subsidiaries and agree not to divulge to any other person, natural or corporate (other than essential employees and agents of such party) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to the Seller and its Subsidiaries which it may come to know or which may come into its possession and, if the transactions contemplated hereby are not consummated for any reason, agrees promptly to return to the Seller all written material furnished by Seller or its Subsidiaries.

      (c) Each party hereto will not, and will cause its respective representatives not to, use any information obtained from any other such party as a result of this Agreement (including this Section 4.04) or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof, including work papers and other materials derived therefrom (collectively, the "Confidential Information") for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, regulation and applicable Regulatory Agencies, each party hereto will keep confidential, and will cause its respective representatives to keep confidential, all Confidential Information relating to or furnished by any other such party unless such information (i) was already or becomes known to the general public, other than from a prohibited disclosure by a party to this Agreement or its representatives, (ii) becomes available to such party or an affiliate of such party from sources (other than another party to this Agreement or its representatives) not bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the party which furnished such Confidential Information or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party hereto and its respective representatives shall promptly cause all Confidential Information in the possession of itself and its representatives, including all copies or extracts thereof, to be returned to the party which furnished the same.

      SECTION 4.05 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. The Purchaser, the Bank and the Seller shall, and the Bank shall cause Interim to, (a) as soon as practicable make (or cause to be made) any filings and applications required to be filed in order to obtain all approvals, consents and waivers of Regulatory Agencies necessary or appropriate for the consummation of the transactions contemplated hereby (including the Bank Merger), (b) cooperate with one another
(i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation, and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, (c) use reasonable efforts to obtain all such approvals, consents or waivers, to respond to all inquiries and requests for information from regulatory authorities, (d) apprise each other of the content of all communications with regulatory authorities with respect to all filings and applications, and (e) deliver to the other copies of all such filings and applications (except for materials that are legally privileged or which it is prohibited by law from disclosing) promptly after they are filed. Purchaser and the Bank will also refrain from purchasing any shares of Seller's Common Stock for a period of one year following such termination unless approved by the Board of the Seller.

      SECTION 4.06 ANTI-TAKEOVER PROVISIONS. The Seller and its Subsidiaries shall use reasonable best efforts (i) to exempt or continue to exempt the Purchaser, the Agreement and the Merger from any provisions of an anti-takeover nature in the Seller's or its Subsidiaries' charters and bylaws and the provisions of any federal or state anti-takeover laws, and (ii) upon the reasonable request of the Purchaser, to assist in any challenge by the Purchaser to the applicability to the Agreement or the Merger of any state anti-takeover law.

      SECTION 4.07 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

      SECTION 4.08 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter the Seller and the Purchaser shall consult with each other in issuing any press releases or similar public disclosure with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto; provided, however, that nothing contained in this Section 4.08 shall prohibit any party from responding to questions from the business press or, following notification to the other parties to this Agreement, from making any disclosure which, after consultation with its counsel, it deems necessary to comply with the requirements of applicable law or regulation.

      SECTION 4.09 SHAREHOLDERS' MEETING. The Seller shall take all action necessary, in accordance with applicable law and its charter and bylaws, to convene a meeting of the holders of Seller Common Stock (the "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement. To the extent consistent with the discharge of their fiduciary duties under applicable law, as advised, in writing by Seller's counsel, the Seller's Board of Directors (i) shall recommend at the Shareholder Meeting that the holders of the Seller Common Stock vote in favor of and approve and adopt this Agreement, and (ii) shall use its reasonable best efforts to solicit such approvals.

      SECTION 4.10 PROXY STATEMENT. As soon as practicable after the date hereof, the Seller shall prepare a proxy statement, which shall be reasonably acceptable to counsel to the Purchaser, to take shareholder action on the Merger and this Agreement (the "Proxy Statement"), file the Proxy Statement with the OTS, respond to comments of the staff of the OTS and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Seller Common Stock. The Seller shall provide the Purchaser with a reasonable opportunity to review and comment upon the contents of the Proxy Statement. The Seller represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Seller and the date of the Shareholder Meeting, will be in material compliance with all relevant rules and regulations of the OTS and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by the Seller with respect to statements made in the

Proxy Statement based on information supplied by the Purchaser, the Bank and Interim as the Seller may reasonably request in connection with the Proxy Statement. The Seller shall cause to be delivered to the Purchaser letters of procedures from the Seller's independent certified public accountants, (i) dated the date of the mailing of the Proxy Statement to the Seller's shareholders and delivered on such date, and (ii) dated a date not earlier than five business days preceding the date of Closing and addressed to the Purchaser and delivered on or prior to the Closing Date, concerning such matters as are customarily covered in transactions of the type contemplated hereby.

      SECTION 4.11 NOTIFICATION OF CERTAIN MATTERS. The Purchaser and the Bank, on the one hand, and the Seller, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time (any such notice, a "Supplemental Disclosure Schedule "), including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Any Supplemental Disclosure Schedule given by the Seller to the Purchaser shall be deemed to amend the Disclosure Schedule and, unless the Purchaser, by written notice to the Seller given within ten (10) business days of its receipt of such Supplemental Disclosure Schedule, exercises any right of termination it may then have under
Section 6.01(b), the Purchaser shall thereafter be deemed to have permanently and irrevocably waived (on behalf of itself and its Subsidiaries) (i) any right of termination (or any other rights or remedies) arising out of or with respect to the events or conditions described in such Supplemental Disclosure Schedule; and (ii) any contribution of such events or conditions towards the occurrence of a Material Adverse Effect; provided, that no such waiver shall exist with respect to the culmination of such events or conditions with any other events or conditions described in any subsequent Supplemental Disclosure Schedule for purposes of determining the occurrence of a Material Adverse Effect.

      SECTION 4.12 ADVISORY BOARD; ADDITIONAL DIRECTOR. The Purchaser agrees, promptly following the Effective Time, to cause all the members of the Seller's Board of Directors and Advisory Board of Directors as of the date of this Agreement and immediately prior to the Effective Time who are willing to serve to be elected or appointed as members of a newly formed advisory board of the Purchaser, the function of which shall be to advise the Purchaser and its Subsidiaries on deposit and lending activities in the Seller's former market area and to maintain and develop customer relationships; provided, however, that the

Purchaser may request the resignation of any member of the advisory board, and such member promptly shall so resign. The advisory board shall meet once every calendar quarter and may be terminated at anytime upon notice by the Purchaser. The members of the advisory board shall receive no compensation of any kind for their service. At the Effective Time, the Bank will appoint Mr. Stephen Hoffmann to serve as a member of the board of directors of the Bank for a term ending at the 1997 Annual Meeting of Shareholders of the Bank. Mr. Hoffmann shall receive no retainer or other fees for participation on the Bank's Board.

      SECTION 4.13  INDEMNIFICATION.

      (a) From and after the Effective Time through the fourth anniversary of the Effective Date, the Purchaser and the Bank on a joint and several basis agree to indemnify and hold harmless each present and former director and officer of the Seller or its Subsidiaries (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under the rules and regulations of the OTS or, if greater, that the Seller would have been permitted under its federal stock charter or bylaws in effect on the date hereof, provided, however, the Purchaser and Bank shall not be responsible to indemnify any Indemnified Party relating to any suit or proceeding initiated by the Purchaser or Bank for a breach of this Agreement which such breach was caused by any action or omission of the Indemnified Party.

      (b) Any Indemnified Party wishing to claim indemnification under Section 4.10(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser and the Bank thereof, but the failure to so notify shall not relieve the Purchaser or the Bank of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Purchaser or the Bank shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and neither the Purchaser nor the Bank shall be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if neither the Purchaser nor the Bank elects to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Purchaser or the Bank and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Purchaser or the Bank shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that the Purchaser and the Bank shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) neither the Purchaser nor the Bank shall be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

      (c) Notwithstanding anything to the contrary set forth herein, the provisions of Section 4.13 shall be for the sole benefit of each Indemnified Party and may be enforced by them.

      SECTION 4.14 REALTY TRANSFER TAXES. Purchaser, Seller and the Bank will cooperate in the preparation of appropriate filings for the California real property transfer and gains taxes to the extent that such Taxes apply to transactions contemplated hereunder (the "Realty Transfer Taxes") and Seller shall file any necessary forms prior to the Effective Date. The Seller and the Purchaser agree that the value of any real property owned or leased by the Seller or any of its Subsidiaries equals the net value of such property as it is reflected on the Seller's or relevant Subsidiary's Financial Statements. The Seller shall be liable for and shall pay any Realty Transfer Taxes. To the extent payment is not made prior to the Effective Date, an amount that in Purchaser's reasonable opinion is sufficient to pay such taxes shall be placed in escrow by the Seller prior to the Effective Time.

      SECTION 4.15 CONTINUATION OF LEASES. Seller shall use best efforts to ensure that all action is taken to enable Purchaser to assume the leases currently held by the Seller on its branch facilities. Seller shall cooperate with Purchaser to secure any approvals from the lessors that may be required.



                                   ARTICLE V

                          CONDITIONS TO CONSUMMATION

      SECTION 5.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

      (a) this Agreement shall have been approved by the requisite vote of the holders of Seller Common Stock in accordance with applicable law;

      (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

      (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

      SECTION 5.02 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE BANK UNDER THIS AGREEMENT. The obligations of the Purchaser and the Bank to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Purchaser:

      (a) each of the obligations of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Purchaser shall have received a certificate to the foregoing effect dated the Effective Date and signed by the President and Chief Financial Officer of the Seller;

      (b) the representations and warranties of the Seller contained in this Agreement (subject to Section 4.11) shall be either (i) true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time, except as any representation or warranty which specifically relates to an earlier date) or (ii) to the extent any representation or warranty is not true and correct in all material respects, such inaccuracies, individually or in the aggregate, shall not constitute a Material Adverse Effect on the Seller; provided, that Seller must provide a detailed list of such representations and warranties that are not true or correct to Purchaser and, at Purchaser's request, must use its best efforts to correct such representations and warranties, provided that the Closing is not delayed and the Purchaser shall have received a certificate to the foregoing effect dated the Closing Date signed by the President and the Chief Financial Officer of the Seller;

      (c) the Purchaser shall have received certified copies of the resolutions or documents of like import evidencing the authorization of this Agreement and the consummation of the transactions contemplated hereby by the Seller's Board of Directors and the Seller's shareholders;

      (d) the Purchaser shall have received a certificate of corporate existence for the Seller (such certificate to be dated as of a day as close as practicable to the date of the Closing) from the OTS;

      (e) Subject to the Purchaser's compliance with Sections 4.05 and 4.07, none of the approvals or consents referred to in Section 5.01(b) hereof shall contain any non standard condition (whether such condition is non-standard shall be determined based on the practices and procedures of the applicable regulatory or governmental body as of the date of this Agreement) which would, or would be reasonably likely to, have a Material Adverse Effect on the Purchaser and its Subsidiaries taken as a whole giving effect to the completion of the transactions contemplated hereby;

      (f) the Purchaser shall have received an opinion or opinions, dated the date of the Closing, from King, Purtich, Holmes, Paterno & Berliner, counsel to the Seller, to the effect that:

            (i) Seller is a federally chartered stock savings bank duly organized and in existence under the laws of the United States;

            (ii) the Seller has the power and authority to carry on its business currently conducted, to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement and Plan of Merger and the Subsidiaries have the corporate power and authority to carry on their business currently conducted and to own, lease and operate their properties;

            (iii) this Agreement and Plan of Merger have been duly authorized and approved by the Seller and this Agreement and Plan of Merger and the transactions contemplated thereby have been approved by the requisite vote of the Seller's shareholders and duly authorized, executed and delivered by the Seller and this Agreement and Plan of Merger constitute the valid and binding obligation of the Seller;

            (iv) the authorized capitalization of the Seller is as set forth in Section 2.01(b) hereof;

            (v) all acts, other proceedings required to be taken by or on the part of the Seller, including the adoption of this Agreement and Plan of Merger by the shareholders of the Seller, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the transactions contemplated by this Agreement and Plan of Merger, have been properly taken or obtained; neither the execution and delivery of this Agreement and Plan of Merger nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate, Charter or Bylaws of the Seller or the Subsidiaries; or (ii) to the knowledge of such counsel except as set forth in a Disclosure Schedule, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Seller or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Seller or the Subsidiaries are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Seller or the Subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the Seller or the Subsidiaries; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Seller or the Subsidiaries of the transactions contemplated by this Agreement and Plan of Merger;

            (vi) to the knowledge of such counsel, since December 31, 1995, neither the Seller nor the Subsidiaries have granted any options, warrants, calls, agreements or commitments of any character relating to any of the shares of the Seller or the Subsidiaries, nor has the Seller or the Subsidiaries granted any rights to purchase or otherwise acquire from the Seller or the Subsidiaries any shares of the Seller's or the Subsidiaries' capital stock, except as provided in this Agreement;

            (vii) to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or Plan of Merger which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

            (viii) to the knowledge of such counsel, except as set forth in a Disclosure Schedule there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the Seller or the Subsidiaries which would have a Material Adverse Effect on the consolidated financial condition of the Seller, or of any legal impediment to the continued operation of the properties and business of the Seller or the Subsidiaries in the ordinary course after the consummation of the transactions contemplated by this Agreement and Plan of Merger.

      (g) the Seller shall have furnished the Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as the Purchaser may reasonably request.

      (h) the Seller will be responsible for making all filings and/or submitting all returns with respect to any state and/or local real estate transfer or gains taxes that are required to be filed before the Effective Time. Seller also agrees to pay any expenses relating to the preparation or filing of returns with respect thereto.

      (i) the Seller will obtain the signature of each Director and Director Emeritus on a Stockholder Agreement, in the form contained herein as Exhibit D, concurrently with the execution of this Agreement and will use best efforts to obtain the signature of any shareholder who owns 5% or more of Seller's Common Stock within one week of the execution of this Agreement.

      SECTION 5.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Seller:

      (a) each of the obligations of the Purchaser and the Bank, respectively, required to be performed by it at or prior to the Effective Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Seller shall have received a certificate to the foregoing effect dated the Closing Date and signed by the President and Chief Financial Officer of the Purchaser;

      (b) the representations and warranties of the Purchaser and the Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as.though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) or the failure of any representation or warranty to be true and correct in all material respects shall not result in a Material Adverse Effect and the Seller shall have received a certificate to the foregoing effect dated the Effective Date signed by the President and the Chief Financial Officer of the Purchaser.

      (c) the Seller shall have received an opinion, dated as of the Effective Date, from Muldoon, Murphy & Faucette, counsel for the Purchaser and the Bank, to the effect that:

            (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Bank is a federal savings bank organized under the laws of the United States,

            (ii) Purchaser has the corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to consummate the transactions contemplated by the Agreement;

            (iii) the Agreement has been duly authorized, executed and delivered by Purchaser and the Bank and constitutes the valid and binding obligation of Purchaser and the Bank;

            (iv) all corporate acts and other proceedings required to be taken by or on the part of Purchaser and the Bank to consummate the transactions contemplated by the Agreement have been properly taken; neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles of Incorporation or Bylaws of Purchaser;

            (v) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions; and

            (vi) all regulatory and governmental approvals and consents which are necessary to be obtained by Purchaser and its subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained.


                                  ARTICLE VI

                                  TERMINATION

      SECTION 6.01 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Seller:

      (a) by the mutual consent of the Purchaser and the Seller, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

      (b) by the Purchaser or the Seller, if its board of directors so determines by vote of a majority of the members of its entire Board, in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Section 4.11, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party;

      (c) by the Purchaser or the Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied, or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

      (d) by the Purchaser or the Seller, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by December 31, 1996;

      (e) subject to Section 4.11, by the Purchaser by written notice to the Seller in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on the Seller; provided that the Purchaser shall have given the Seller thirty
(30) calendar days prior written notice of such termination, and the Seller shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period;

      (f) by the Purchaser, if the Shareholders Meeting is held and the holders of Seller Common Stock fail to approve and adopt this Agreement at the Shareholders Meeting (or any adjournment thereof), the Board of Directors of the Seller does not recommend to its stockholders that the Seller's stockholders approve and adopt this Agreement, or if, after recommending that the stockholders approve and adopt this Agreement, the Board of Directors of the Seller shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Purchaser; or

      (g) by the Seller, if the Shareholders' Meeting is held and the holders of Seller Common Stock fail to approve and adopt this Agreement at the Shareholders' Meeting or any adjournment thereof.

      SECTION 6.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either the Purchaser or the Seller, as provided above, this Agreement shall thereafter become void and, subject to the provisions of Section 8.02, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any provision contained in this Agreement.

      SECTION 6.03 THIRD PARTY TERMINATION. In recognition of the efforts and expenses of, and other opportunities foregone by, the Purchaser while structuring the Merger, the parties agree that the Seller shall pay to the Purchaser a termination fee of $700,000 in cash (the "Termination Fee") on demand if the merger has not been consummated and a Triggering Event (as defined below) has occurred; provided that, no Termination Fee shall be payable if: (1) the Agreement is terminated following the occurrence of a Preliminary Triggering Event (as defined in this Section 6.03) and no Triggering Event has occurred within 18 months of termination of the Agreement; (2) the Agreement is terminated in accordance with the terms hereof prior to the occurrence of a Preliminary Triggering Event or a Triggering Event (other than termination of the Agreement by the Purchaser pursuant to Section 6.01(b) or 6.01(g); or (3) the Agreement is terminated by the Purchaser pursuant to Section 6.01(b) or 6.01(g) and no Triggering Event occurs within 12 months of the termination of the Agreement. The events described above in clauses (1) through (3) are hereinafter referred to as ("Termination Fee Expiration Event").

      (a) the term "Preliminary Triggering Event" shall mean any of the following events or transactions occurring after the date of this Agreement:

            (i) The Seller, without having received the Purchaser's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Purchaser or any of its Subsidiaries or the Seller's Board of Directors recommends that the shareholders of the Seller approve or accept any Acquisition Transaction with any person other than the Purchaser or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Seller, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Seller or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the Seller; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Seller and/or its Subsidiaries; or

            (ii) Any person (other than Purchaser or the Bank) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Seller Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

            (iii) Any person other than Purchaser or the Bank shall have made a bona fide proposal to Seller or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Purchaser or the Bank (x) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange
Act), or (y) shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Seller Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Seller Common Stock (such as offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively)); or

            (iv) Any person other than Purchaser or the Bank, other than in connection with a transaction to which Purchaser or the Bank has given its prior written consent, shall have filed an application or notice with any Regulatory Agency for approval to engage in an Acquisition Transaction.

      (b) The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person other than Purchaser or the Bank of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii)   The occurrence of a Preliminary Triggering Event described in
Section 6.03(a)(i) except that the percentage referred to in clause (z) thereof shall be 25%; or

            (iii) After a bona fide proposal is made by a third party to Seller or its shareholders to engage in an Acquisition Transaction and after such proposal any of the following events occurs:

      (w) Seller shall willfully have breached any covenant or obligation contained in the Agreement and such breach would entitle Purchaser to terminate the Agreement;

      (x) the holders of Common Stock shall not have approved the Agreement at the meeting of such shareholders held for the purpose of voting on the Agreement;

      (y) the meeting of the shareholders held for the purpose of voting on the Agreement shall not have been held or shall have been cancelled prior to termination of the Agreement; or

      (z) Seller's Board of Directors shall have withdrawn or modified, in a manner adverse to Purchaser, the recommendation of Seller's Board of Directors with respect to the Agreement.

      (c) Seller shall notify Purchaser promptly in writing of the occurrence of any Preliminary Triggering Event or Triggering Event; provided, however, that the giving of such notice by Seller to Purchaser shall not be a condition to the right of Purchaser to receive the Termination Fee.

      Notwithstanding the foregoing, the Seller shall not be obligated to pay to the Purchaser the Termination Fee if the Seller validly terminates this Agreement pursuant to Section 6.01(b), provided the Seller has not willfully violated any covenant or other agreement contained in this Agreement that would constitute a Material Adverse Effect, prior to the Termination Fee becoming payable.

      SECTION 6.04 LIQUIDATED DAMAGES. In the event the Merger is not consummated by reason of a material breach of Section 6.01(b) of this Agreement by Purchaser or Bank which breach constitutes a Material Adverse Effect and a termination is properly effectuated by the Seller pursuant to Section 6.01(b) of this Agreement and Seller is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement which breach constitutes a Material Adverse Effect, Purchaser and Seller agree that the actual damages which might be sustained by Seller are uncertain and difficult to access and that the following payment would be reasonable and just compensation for such breach, and Purchaser shall pay to Seller $700,000 as a break-up fee. This payment shall constitute liquidated damages, and not a penalty, and upon payment thereof, Purchaser shall have no further liability under this Agreement to Seller.

                                  ARTICLE VII

                  CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

      SECTION 7.01 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place within fifteen (15) days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived, or at such other time as is mutually agreed to by the parties at the offices of the Purchaser on such date (the "Closing Date") and at such time as the Purchaser and the Seller mutually agree to or on such other date as may be agreed by the parties. On the Closing Date, articles of combination in the form prescribed by the OTS shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing. The date of such filing is herein called the Effective Date. The "Effective Time" of the Merger shall be the time on the Effective Date as set forth in such articles of merger.

      SECTION 7.02 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Purchaser and the Seller the documents and instruments required to be delivered under
Article V.


                                 ARTICLE VIII

                                 OTHER MATTERS

      SECTION 8.01 CERTAIN DEFINITIONS; INTERPRETATION. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

            "material" means material to the Purchaser or the Seller (as the case may be) and its respective subsidiaries, taken as a whole.

            "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

      When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include, "includes, or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

      SECTION 8.02 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time including without limitation Section 4.13. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in Section 4.04(b) and (c) Section 6.02 through 6.05 and Section 8.07 shall survive such termination.

      SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing specifically referring to this
Section 8.03 and signed on behalf of each of the parties hereto.

      SECTION 8.04 WAIVER. At any time prior to the Effective Date, the Purchaser and the Bank, on the one hand, and the Seller, on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and
(iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Section 8.04 and signed on behalf of such party.

      SECTION 8.05 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

      SECTION 8.06 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

      SECTION 8.07 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including attorneys fees.

      SECTION 8.08 NOTICES. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be delivered by hand, overnight courier or by facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may specify by notice hereunder, and shall be deemed to have been delivered as of the date so delivered.

      If to the Seller, to:   Palm Springs Savings Bank, F.S.B.
                              420 South Palm Canyon Drive
                              Palm Springs, CA 92262

                              Facsimile:  (619) 327-1163

                              Attention:  Stephen G. Hoffmann

            and               Sandler O'Neill & Partners, L.P.
                              Two World Trade Center, 104th Floor
                              New York, NY 10048

                              Facsimile:  (212) 466-7711

                              Attention:  William F. Hickey

      If to the Purchaser, the Bank or Interim, to:

                              HF Bancorp, Inc.
                              445 East Florida Avenue
                              Hemet, California 92543

                              Facsimile:  (909) 925-5398

                              Attention:  J. Robert Eichinger

      With copies to:         Muldoon, Murphy & Faucette
                              5101 Wisconsin Avenue, N.W.
                              Washington, D.C.  20016

                              Facsimile:  (202) 966-9409

                              Attention:  Joseph G. Passaic, Jr.


      SECTION 8.09 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure Schedules (including any Supplemental Disclosure Schedules), the Exhibits and the Plan of Merger, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.13, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 8.10 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

      SECTION 8.11 SCHEDULES NOT ADMISSIONS. Inclusion in any Exhibit hereto or in the Disclosure Schedules (including in any Supplemental Disclosure Schedule) of any statement or information by the Seller shall not constitute an admission that such information is required (by reason of materiality or otherwise) to be furnished as part of such Disclosure Schedules, (including any Supplemental Disclosure Schedule) or otherwise under this Agreement or an admission against interest with respect to any person not a party hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    H.F. BANCORP, INC.



                                    By: /s/ J. Robert Eichinger
                                       --------------------------------------
                                       J. Robert Eichinger
                                       President and Chief Executive Officer


                                    HEMET FEDERAL SAVINGS AND
                                     LOAN ASSOCIATION



                                    By: /s/ J. Robert Eichinger
                                       --------------------------------------
                                       J. Robert Eichinger
                                       President and Chief Executive Officer



                                    PALM SPRINGS SAVINGS BANK, FSB



                                    By: /s/ Milton W. Jones
                                       --------------------------------------
                                       Milton W. Jones
                                       Vice-Chairman

                                                                     Exhibit A

- --------------------------------------------------------------------------------







                                 PLAN OF MERGER


                                  BY AND AMONG


                   HEMET FEDERAL SAVINGS AND LOAN ASSOCIATION,


               HEMET INTERIM FEDERAL SAVINGS AND LOAN ASSOCIATION


                                       AND


                         PALM SPRINGS SAVINGS BANK, FSB



                           DATED AS OF
                                       ----------------










- --------------------------------------------------------------------------------

      This PLAN OF MERGER dated as of               (the "Plan of Merger") is
                                      --------------
entered into by and among Hemet Federal Savings and Loan Association (the "Bank") a federally chartered stock savings and loan association, Hemet Interim Federal Savings and Loan Association ("Interim"), a federally chartered stock savings and loan association and wholly owned subsidiary of the Bank, and Palm Springs Savings Bank, FSB, (the "Seller"), a federal stock savings bank,
pursuant to an Agreement and Plan of Merger dated as of                ("Merger
                                                        --------------
Agreement") by and among HF Bancorp, Inc., a Delaware corporation (the "Purchaser"), the Bank and the Seller. Capitalized terms not otherwise defined herein shall have the meanings se forth in the Merger Agreement.

      In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

      SECTION 1. THE MERGER. At the Effective Time, Interim will merge with and into the Seller (the "Merger") pursuant to the provisions of, and with the effect provided in the rules and regulations of the Office of Thrift Supervision ("OTS"), with the Seller being the surviving entity (the "Surviving Bank"). The separate corporate existence of Interim shall thereupon cease. The Surviving Bank shall continue to be governed by the laws of the United States and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger

      SECTION 2. NAME OF SURVIVING BANK. The name of the Surviving Bank shall be Palm Springs Savings Bank, FSB.

      SECTION 3.  LOCATION OF OFFICES.  The home office of the Surviving Bank
shall be               , and the branch offices of the Surviving Bank are
         --------------
branches set forth below.


            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

       SECTION 4. EXCHANGE PROCEDURES. Those shares of Seller Common Stock which at the Effective Time will be converted into the right to receive the Merger Consideration pursuant to Section 1.02 of the Merger Agreement will be Exchanged in accordance with the provisions of Section 1.03 of the Merger Agreement.

      SECTION 5. ASSETS AND LIABILITIES. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, chooses in action, rights, and credits) then owned by Interim shall immediately become the property of the Surviving Bank. The Surviving Bank shall be deemed to be a continuation of Interim and the Seller, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

      SECTION 6. SAVINGS ACCOUNTS. At the Effective Time, all savings accounts and certificates of deposit in Interim, if any, and Seller shall, without reissue, be and become savings accounts and certificates of deposit in the Surviving Bank without change in their respective terms.

      SECTION 7. DIRECTORS OF SURVIVING BANK. At the Effective Time, the directors of Interim shall become the directors of the Surviving Bank. The name and addresses, and terms of such directors are set forth below.

                  --------------          --------------
                                          --------------
                                          --------------

                  --------------          --------------
                                          --------------

                  --------------          --------------
                                          --------------

                  --------------          --------------
                                          --------------

                  --------------          --------------
                                          --------------

      SECTION 8. CHARTER AND BYLAWS. At the Effective Time, the federal charter and bylaws of the Seller shall be amended in their entirety to conform to the federal charter and bylaws of Interim in effect immediately prior to the Effective Time and shall become the federal charter and bylaws of the Surviving Bank.

      SECTION 9. REGULATORY APPROVALS. The Merger shall not be effective unless and until approved by the OTS.

      SECTION 10. TERMINATION. This Plan of Merger shall terminate automatically at such time as the Merger Agreement is terminated.

      SECTION 11. SHAREHOLDER AND BOARD APPROVAL. The transactions contemplated by the Merger Agreement and this Plan of Merger shall be ratified and confirmed by the affirmative vote of at least two-thirds of the outstanding shares of Seller Common Stock. This Plan of Merger has been approved by at least two-thirds of the entire board of directors of each of the Bank, Interim and the Seller.

      SECTION 12. COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

      SECTION 13. AMENDMENTS. This Plan of Merger may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 of the Merger Agreement or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Plan of Merger may not be amended except by an instrument in writing specifically referring to this Section 13 and signed on behalf of each of the parties hereto.

      SECTION 14. SEVERABILITY. Any provision of this Plan of Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      SECTION 15. GOVERNING LAW. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

      SECTION 16. CAPTIONS AND REFERENCES. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

            IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                                    Hemet Federal Savings and Loan Association



                                    By:
                                        ----------------------------------------
                                        J. Robert Eichinger
                                        President and Chief Executive Officer


                                    Hemet Interim Federal Savings
                                     and Loan Association


                                    By:
                                        ----------------------------------------
                                        J. Robert Eichinger
                                        President and Chief Executive Officer



                                    Palm Springs Savings Bank, FSB



                                    By:
                                        ----------------------------------------
                                        Stephen G. Hoffmann
                                        President and Chief Executive Officer

                                                                     Exhibit B

- --------------------------------------------------------------------------------












                                PLAN OF MERGER


                                BY AND BETWEEN


                  HEMET FEDERAL SAVINGS AND LOAN ASSOCIATION


                                      AND


                        PALM SPRINGS SAVINGS BANK, FSB



                          DATED AS OF
                                      --------------













- --------------------------------------------------------------------------------

      This PLAN OF MERGER dated as of                (the "Plan of Merger") is
                                      --------------
entered into by and between Hemet Federal Savings and Loan Association (the "Bank") a federally chartered stock savings and loan association and Palm Springs Savings Bank, FSB, (the "Seller"), a federal stock savings bank,
pursuant to an Agreement and Plan of Merger dated as of                ("Merger
                                                        --------------
Agreement") by and among HF Bancorp, Inc., a Delaware corporation (the "Purchaser"), the Bank and the Seller. Capitalized terms not otherwise defined herein shall have the meanings se forth in the Merger Agreement.

      In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

      SECTION 1. THE MERGER. At the Effective Time, immediately after the merger of Hemet Interim Federal Savings and Loan Association with and into the Seller as provided for in Section 1.01 of the Merger Agreement, the Surviving Bank will merge with and into the Bank (the "Bank Merger") pursuant to the provisions of, and with the effect provided in the rules and regulations of the Office of Thrift Supervision ("OTS"), with the Bank being the surviving entity. The separate corporate existence of Surviving Bank shall thereupon cease. The Bank shall continue to be governed by the laws of the United States and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger

      SECTION 2. NAME OF SURVIVING BANK. The name of the surviving bank shall be Hemet Federal Savings and Loan Association.

      SECTION 3.  LOCATION OF OFFICES.  The home office of the Bank shall be
              , and the branch offices of the Bank are branches set forth below.
- --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

            --------------
            --------------

       SECTION 4. EFFECT ON OUTSTANDING SHARES. Upon effectiveness of the Bank Merger, the shares of capital stock of the Surviving Bank shall be cancelled without any further action on the part of the Surviving Bank or the Bank.

      SECTION 5. ASSETS AND LIABILITIES. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, chooses in action, rights, and credits) then owned by the Surviving Bank shall immediately become the property of the Bank. The Bank shall be deemed to be a continuation of the Surviving Bank, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

      SECTION 6. SAVINGS ACCOUNTS. At the Effective Time, all savings accounts and certificates of deposit in the Surviving Bank shall, without reissue, be and become savings accounts and certificates of deposit in the Bank without change in their respective terms.

      SECTION 7. DIRECTORS OF THE BANK. At the Effective Time, the directors of the Bank and one director of the Seller identified in the Merger Agreement shall become the directors of the Bank. The name and addresses, and terms of such directors are set forth below.

                  --------------          --------------
                                          --------------
                                          --------------

                  --------------          --------------
                                          --------------

                  --------------          --------------
                                          --------------

                  --------------          --------------
                                          --------------

                  --------------          --------------
                                          --------------

      SECTION 8. CHARTER AND BYLAWS. At the Effective Time, the federal charter and bylaws of the Bank in effect immediately prior to the Effective Time shall become the federal charter and bylaws of the Bank after the Bank Merger.

      SECTION 9. REGULATORY APPROVALS. The Bank Merger shall not be effective unless and until approved by the OTS.

      SECTION 10. TERMINATION. This Plan of Merger shall terminate automatically at such time as the Merger Agreement is terminated.

      SECTION 11. SHAREHOLDER AND BOARD APPROVAL. The transactions contemplated by this Plan of Merger shall be ratified and confirmed by the affirmative vote of at least two-thirds of the outstanding shares of Surviving Bank Common Stock. This Plan of Merger has been approved by at least two-thirds of the entire board of directors of each of the Bank and the Surviving Bank.

      SECTION 12. COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

      SECTION 13. AMENDMENTS. This Plan of Merger may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 of the Merger Agreement or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Plan of Merger may not be amended except by an instrument in writing specifically referring to this Section 13 and signed on behalf of each of the parties hereto.

      SECTION 14. SEVERABILITY. Any provision of this Plan of Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      SECTION 15. GOVERNING LAW. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

      SECTION 16. CAPTIONS AND REFERENCES. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

            IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                                    Hemet Federal Savings and Loan Association



                                    By:
                                        ----------------------------------------
                                        J. Robert Eichinger
                                        President and Chief Executive Officer


                                    Palm Springs Savings Bank, FSB



                                    By:
                                        ----------------------------------------
                                        Stephen G. Hoffmann
                                        President and Chief Executive Officer

                                                                      Exhibit C


                          ADDENDUM TO and AMENDMENT OF
                                  that certain
               CHANGE IN CONTROL SEVERANCE COMPENSATION AGREEMENT

  Originally effective October 23, 1995 by and between Stephen G. Hoffmann and
         Palm Springs Savings Bank, FSB (now succeeded by Hemet Federal
                          Savings and Loan Association)



WHEREAS, The Palm Springs Savings Bank, FSB ("Palm Springs") was merged with and into the Hemet Federal Savings and Loan Association ("Hemet Federal") in accordance with a transaction ("Merger") contemplated in the Merger and Plan of Merger By and Between HF Bancorp, Inc., Hemet Federal Savings and Loan
Association and Palm Springs Savings Bank, FSB, Dated as of May   , 1996
                                                                --
("Merger Agreement"); and

WHEREAS, Stephen G. Hoffmann ("Executive") has been made and accepted an offer of employment at will by Hemet Federal; and

WHEREAS, Executive and Hemet Federal have agreed for the mutual exchange of good and valuable consideration to continue the Change in Control Severance Compensation Agreement Originally effective October 23, 1995 by and between Stephen G. Hoffmann and Palm Springs Savings Bank, FSB (now succeeded by Hemet Federal Savings and Loan Association) (the "Agreement") subject to the amendments mutually agreed to herein ("Addendum"); and

WHEREAS, Executive and Hemet Federal anticipates Executive providing valuable and necessary service to Hemet Federal and thereby deserving of appropriate compensation.

A1.      Definitions   Capitalized terms in the Addendum have the same meaning
         -----------
         as in the Agreement.

A2.      Merger  Constitutes a Change in Control The  parties to this  Addendum
         ---------------------------------------
         (the "Parties") stipulate that Merger as of its Effective Time (as defined in the Merger Agreement) is deemed for purposes of the Agreement and Addendum to constitute a Change in Control under Section
         3.1 of the Agreement.

A3.      Measurement of "Scope of Section  2" The  Parties  stipulate  that the
         ------------------------------------
         three (3) year period during which Severance Compensation is payable to Executive ("Window Period") subject to his Resignation for "Good Reason", begins on the date the Merger Agreement is signed and ends three (3) years from that date.

A4.      Resignation For "Good Reason"   The Parties stipulate that the terms
         -----------------------------
         of Executive's employment at will with Hemet Federal are sufficiently different from those of Executive's employment with Palm Springs that Executive may resign at any time and for any reason during the Window Period and be entitled to the Cash Severance Compensation defined in
         Section 2.2 of the Agreement. However, notwithstanding anything in the Agreement, Addendum or Merger Agreement, in the event that Executive is terminated by Hemet Federal for Good Cause, Executive shall receive no benefit and shall have no claim or further rights under the Agreement or Addendum.

A5.      Calculation of Cash Severance Compensation (without a Change in Control
         -----------------------------------------------------------------------
         of HF Bancorp, Inc.) The Parties stipulate that in the absence of a
         --------------------
         Change in Control of HF Bancorp, Inc. that Cash Severance Compensation
         (i) equals exactly $362,804 and (ii) which such amount is calculated during the Window Period with reference to compensation paid from Palm Springs alone and without reference to any compensation paid by or on behalf of Hemet Federal.

A6.      Calculation of Cash Severance Compensation (in the event of a Change
         --------------------------------------------------------------------
         in Control of HF Bancorp, Inc.) In the event that of a Change in
         -------------------------------
         Control of HF Bancorp, Inc. occurs, Cash Severance Compensation shall be the greater of the amount to be paid under paragraph A5 hereof, or as calculated as defined in Section 2.2 of the Agreement however, notwithstanding such definition, "average annual total compensation" shall not include any amount otherwise includable in the taxable compensation of Executive under Section 83 of the Code arising from any grant of a stock option on the common stock of HF Bancorp, Inc. (par value $.01) ("Common Stock").

A7.      Incorporation of Addendum Notwithstanding Section 3.4 of the Agreement,
         -------------------------
         this Addendum is part of and indivisible in its effect from the Agreement.

A8.      Acknowledgement of Stock Options  Pursuant to the terms of (i) the HF
         --------------------------------
         Bancorp, Inc. 1995 Master Stock Option Plan ("Option Plan") and (ii) the Award Agreement also between the Parties of this Addendum, the Parties acknowledge and agree that HF Bancorp, Inc. will grant to Executive a stock option of no less than 35,000 shares of Common Stock with an exercise price thereon at Fair Market Value (as defined in the Option Plan) no later than 60 days from the Effective Time.

IN WITNESS WHEREOF, the Parties have cause this Addendum to be executed by
themselves or their duly authorized officers as of the      day of
                                                       ----
              , 1996.
- --------------

                                       HEMET FEDERAL SAVINGS AND
                                            LOAN ASSOCIATION

                                       BY:
                                           ---------------------------------
                                       J. Robert Eichinger,
                                       President and Chief Executive Officer



                                       EXECUTIVE


                                       BY:
                                          ----------------------------------
                                       Stephen G. Hoffmann

                                                                     Exhibit D



                                   May 9, 1996




Board of Directors
HF Bancorp, Inc.
445 East Florida Avenue
Hemet, California 92543

Gentlemen:

         In connection with the Agreement and Plan of Merger, dated as of
      , 1996 (the "Agreement") among HF Bancorp, Inc. (the "Purchaser"), Hemet
- ------
Federal Savings & Loan Association (the "Bank") and Palm Springs Savings Bank, F.S.B. (the "Seller"), with respect to the acquisition of the Seller by Purchaser (the "Merger"), in which each outstanding share of Seller's Common Stock will be exchanged for $14.375 cash, and as an inducement to Purchaser and the Bank to enter into the Agreement, the undersigned, who is a stockholder of the Seller represents to Purchaser that he or she is the owner of
                                                                  ----------
shares of the Seller's Common Stock and agrees with Purchaser as follows:

         1. The undersigned shall vote or cause to be voted in favor of the Merger (i) all shares of the Seller's Common Stock owned by him or her of record on the record date established for determining stockholders entitled to vote at the special meeting of stockholders of the Seller to consider and vote upon the Merger and (ii) all shares of the Seller's Common Stock as to which the undersigned has voting power on such record date. The rights and obligations of the undersigned pursuant to this paragraph shall terminate with the termination of the Agreement.

         2. The undersigned shall not, without Purchaser's prior written consent (which consent shall not be unreasonably withheld), sell or otherwise dispose of any of his or her shares of the Seller's Common Stock until the Merger. The rights and obligations of the undersigned pursuant to this paragraph shall terminate with the termination of the Agreement.

         3. The undersigned will sell to the Purchaser all shares of Seller's Common Stock owned as of the date of the Agreement for $14.375 per share, subject to regulatory approvals, if necessary. The rights and obligations of the undersigned pursuant to this paragraph shall terminate with the termination of the Agreement.

Board of Directors
HF Bancorp, Inc.
May 9, 1996
Page 2




         It is expressly understood and acknowledged by the parties hereto that the Agreement has been entered into by the undersigned in his individual capacity as a shareholder of the Seller and not in any other capacity.

         This agreement shall continue in effect until the Merger is consummated.


                                             Very truly yours,







Accepted and confirmed
as of the above date:

HF Bancorp, Inc.



By:
      --------------------------

Its:
      --------------------------